Exhibit 99.1

FOR IMMEDIATE RELEASE

Arconic Announces Proposed Notes Offering

PITTSBURGH – April 29, 2020 – Arconic Corp. (NYSE: ARNC) (“Arconic” or “the Company”) announced today a proposed offering of $600 million aggregate principal amount of first lien notes (the “Notes”).

The timing of pricing and terms of the Notes are subject to market conditions and other factors. The Company also intends to replace its existing cash flow revolver with a new asset-based credit facility (the “ABL facility”) and has received commitments totaling over $750 million for the new ABL facility from the Company’s existing bank group. The Company intends to use the net proceeds from the proposed offering, together with cash on hand, to (i) prepay in full the obligations outstanding under its senior secured first-lien term loan B facility, and (ii) prepay in full the obligations outstanding under its revolving credit facility and terminate in full the commitments thereunder. If the Notes closing occurs before the closing of the ABL facility, the Notes will be initially issued by a subsidiary of the Company and the net proceeds from the proposed offering will be held in escrow until the closing of the new ABL facility, at which point the Company will assume the obligations under the Notes. The Notes will be fully and unconditionally guaranteed, jointly and severally, by each of the Company’s wholly-owned domestic subsidiaries. Each of the Notes and the related guarantees will be secured on a first-priority basis by liens on certain assets of the Company and the guarantors and on a second-priority basis by certain other assets of the Company and the guarantors.

The Notes and related guarantees will be sold in a private placement to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act.

The Notes and related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. Any offers of the Notes or related guarantees will be made only by means of a private offering memorandum.

About Arconic Corporation

Arconic Corporation (NYSE: ARNC), headquartered in Pittsburgh, Pennsylvania, is a leading provider of aluminum sheet, plate and extrusions, as well as innovative architectural products, that advance the ground transportation, aerospace, industrial, packaging and building and construction markets.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic Corporation’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the intended conduct, timing and terms of the proposed Notes offering, repayment of the senior secured first-lien term loan B facility, the repayment of the obligations under revolving credit facility and termination of commitments thereunder, the timing and terms of the proposed ABL, related financing plans and any future actions by Arconic Corporation in respect of the proposed Notes and asset based lending agreement. These statements reflect beliefs and assumptions that are based on Arconic Corporation’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic Corporation believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Arconic Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) our ability to successfully enter into the proposed transactions regarding the Notes and ABL facility on favorable terms within the intended timing, (b) existing and any future adverse effects in connection with COVID-19, including, among other things, severe restrictions on economic activity as a result of reactions of governmental and other authorities (including shelter-in-place or stay-at-home orders), the impact on global supply and demand, the suspension or reduction of operations by our customers, suppliers and other commercial counterparties, the impact on our liquidity and financial flexibility, and the potential for COVID-19 related issues to significantly heighten the other risks customarily associated with our business; and (c) the other risk factors summarized in Arconic Corporation’s reports filed with the U.S. Securities and Exchange Commission (SEC). The above list of factors is not exhaustive or necessarily in order of importance. Market projections are subject to the risks discussed above and other risks in the market. The statements herein are made as of the date of this release, even if subsequently made available by Arconic Corporation on its website or otherwise. Arconic Corporation disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Investor Contacts          Media Contact
Jason Secore        Tracie Gliozzi
Shane Rourke    (412) 992-2525
(412) 315-2984    Tracie.Gliozzi@arconic.com
Investor.Relations@arconic.com